UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

BLACK TUSK MINERALS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street Vancouver, British Columbia Canada (Address of principal executive offices)	V6P 5T2 (Zip Code)

Registrant’s telephone number, including area code:   (360) 930-3910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Black Tusk Minerals Inc. (the “Company”)  has issued the press release attached hereto as Exhibit 99.1

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01.	Other Events.

The Company announced that as a result of a technical disclosure review by the British Columbia Securities Commission (“BCSC”), the BCSC identified certain disclosure and filing issues.

The Company has made certain disclosures on its website in a corporate presentation, “An Advanced Development and Consolidation Program on its Silver Properties in Peru” (the “2011 Presentation”).  The 2011 Presentation includes disclosure regarding a tailings resource estimate on the Altococha Property also referred to as the Huanza Property.  The 2011 Presentation has been removed from the Company’s website.  The Company has not filed a National Instrument 43-101 (“NI 43-101”) technical report on SEDAR with respect to this resource calculation.  Accordingly, the tailings resource estimate is unsupported by a compliant NI 43-101 technical report, contrary to NI 43-101, and the tailing resource estimate should not be relied on until independently verified and supported by a technical report.  The Company hereby retracts the tailings resource estimate.  The Altococha Property is currently under review.  There can be no assurance that the Company will ever seek to publish a compliant NI 43-101 in support of a tailings resource estimate on the Altococha Property, and there can be no assurance that the Company will ever receive a compliant tailings resource or other resource estimate on the Altococha property.

The BCSC has advised the Company of the following fundamental concerns regarding the Company’s February 2011 technical report, “Geological Evaluation of the Huanza Property, Peru”, by Glen MacDonald (the “2011 Report”), including:

●	it omits basic information required by the form
●	it raises concerns about the adequacy of the personal inspection
●	required verification is missing or incomplete
●	it discloses non-compliant reserve estimates
●	it may not be a current report as required
●	the certificate and consent of qualified person are not compliant
●	it does not always clearly distinguish between information on the subject property and that on adjacent or nearby properties”

The Company retracts the 2011 Report.  The 2011 Report contains information that is not NI 43-101 Compliant and it should not be relied upon.  The Company is making arrangements for the preparation of a compliant NI 43-101 technical report regarding the Huanza property which will be filed on SEDAR as soon as it is completed.

The Company’s website and 2011 Presentation will be unavailable to the public until the Company reviews and amends:

1.
Any potentially misleading website information including clarifying the location and ownership status of the Nueva Condor Mine and any other significant nearby past mining locations in relation to the Company’s boundaries.

2.
Any potentially misleading information in the Company’s 2011 Presentation, “An Advanced Development and Consolidation Program on Silver Properties in Peru, including technical disclosure compliant with NI 43-101.

On June 28, 2010 the Company issued a press release regarding its review of a publicly available third-party newsletter disclosing information about the Company and advising that such disclosure was misleading and incorrect. The Company entirely retracts and disassociates itself from the information contained in the newsletter and of secondary disclosure of the information that may still be in the public domain at www.wallstreetgrand.com, investorhub, or any other locations. In particular, the company retracts references indicating that it owns a mine with current mineral reserves. The Altococha Property is an exploration property only with no mine or known mineral reserves. There can be no assurance that mineral resources will ever be discovered on the Altococha Property or, if so, that such resources could ever be categorized as reserves or placed into production on an economic basis.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit
99.1	Press Release dated February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Tusk Minerals Inc.
(Registrant)

Dated: February 29, 2012	By: /s/ “Gavin Roy”
Gavin Roy President